SCHEDULE 14A
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934

                              (Amendment No.)

Filed by the Registrant                                 [X]
Filed by a party other than the Registrant              [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            UNION BANKSHARES, INC.
--------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies:

               -------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               -------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               -------------------------------------------------------------

         (4)   Proposed maximum aggregate value of transaction:

               -------------------------------------------------------------

         (5)   Total fee paid:

               -------------------------------------------------------------


   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

               -------------------------------------------------------------

         (2)   Form, Schedule or Registration Statement No.:

               -------------------------------------------------------------

         (3)   Filing party:

               -------------------------------------------------------------

         (4)   Date Filed:

               -------------------------------------------------------------


                           UNION BANKSHARES, INC.
                               20 Main Street
                                 PO Box 667
                            Morrisville, VT 05661
                                802-888-6600


[UNION LOGO]                                                 [CITIZENS LOGO]




                                                              March 31, 2000

Dear Shareholder,

The 109th annual meeting of Union Bankshares, Inc. will be held April 26th at 3:00 p.m. at the offices of Union Bank, located at 20 Main Street, Morrisville, Vermont. You are cordially invited to attend.

Enclosed with this mailing is a Notice of Annual Meeting, a Proxy Statement and a Proxy Card for voting your shares.

Also enclosed is a copy of the Annual Report of Union Bankshares, Inc. and its wholly owned subsidiaries, Union Bank and Citizens Savings Bank and Trust Company, for the year ended December 31, 1999. The report includes a letter to shareholders, audited consolidated financial statements, summary of financial highlights, management's discussion and analysis of financial results, and other information.

Your attendance and vote at the annual meeting are important. We hope you will join us immediately following the meeting for light refreshments and an informal gathering of shareholders, directors and bank officers.

Sincerely,




/s/ Kenneth D. Gibbons
----------------------
Kenneth D. Gibbons
President


                      UNION BANKSHARES, INC.


[LOGO]


                                  NOTICE OF
                     2000 ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON WEDNESDAY, APRIL 26, 2000

To the Shareholders of
Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. (the "Company") will be held at 3:00 p.m., local time, on Wednesday, April 26, 2000, at the banking offices of Union Bank, 20 Main Street, Morrisville, Vermont, for the following purposes:

      1. To fix the number of directors at twelve for the ensuing year and to elect twelve directors (or such lesser number as circumstances may warrant), all of whom will serve for one-year terms and until their successors are elected and qualified; and

      2. To consider and act upon any other business which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                       By Order of the Board of Directors,


                                       /s/ Peter M. Haslam
                                       -------------------
                                       Peter M. Haslam
                                       Secretary

Morrisville, Vermont
March 31, 2000

                           YOUR VOTE IS IMPORTANT
PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. SHOULD YOU ATTEND THE MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.


                           UNION BANKSHARES, INC.
                               20 Main Street
                            Morrisville, VT 05661

                               PROXY STATEMENT

                       Annual Meeting of Shareholders

                               April 26, 2000

This proxy statement is furnished in connection with the solicitation of proxies by or on behalf of the Board of Directors of Union Bankshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, April 26, 2000, at 3:00 p.m., local time, at the banking offices of the Company's wholly-owned subsidiary, Union Bank, 20 Main Street, Morrisville, Vermont, and at any adjournment thereof. This proxy statement and form of proxy were first sent to shareholders on or about March 31, 2000. A copy of the Company's Annual Report to Shareholders containing its audited consolidated financial statements for 1999 accompanies this proxy statement.

All expenses of this solicitation will be paid by the Company. This solicitation of proxies by mail may be followed by solicitation either in person, or by letter or telephone, by officers or employees of the Company or its wholly-owned banking subsidiaries, Union Bank and Citizens Savings Bank and Trust Company ("Citizens"). The Company will request brokers, banks and other similar agents or fiduciaries to forward proxy materials to beneficial owners of stock and, if requested, will reimburse them for the costs thereof.

Proxy forms duly executed and returned by a shareholder will be voted as directed on the form. If no choice is specified, the proxy will be voted FOR setting the number of directors for the ensuing year at twelve (or such lesser number as circumstances may warrant) and election of the nominees named on the proxy card. If other matters are voted upon, the persons named in the proxy form will vote in accordance with the recommendations of the Company's management pursuant to the discretionary authority conferred in the proxy. Any proxy may be revoked by written notice to the Secretary of the Company at any time before it is voted.

In order to constitute a quorum, shares of common stock representing a majority of the total voting power of such shares must be present in person or represented by proxy at the annual meeting. In accordance with Vermont law, the Company intends to count as present for purposes of determining the presence or absence of a quorum, shares present in person but not voting and shares for which it has received proxies but with respect to which holders thereof have withheld voting authority or abstained from voting. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted on matters where discretionary voting by the broker is not allowed ("broker non-votes").

Directors will be elected by a plurality of the votes cast. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Approval of any other matter would require that more votes are cast in favor, than are cast against the matter. Abstentions from voting and broker non-votes, if any, are not treated as votes cast and, therefore, would have no effect on the vote on any such other matter.

The Board of Directors has fixed the close of business on March 15, 2000 as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting. On that date the Company had 3,029,529 shares of common stock, $2 par value per share, outstanding. Each outstanding share of common stock is entitled to one vote on all matters considered for action by the shareholders. The Company has no other authorized class of stock.

Share Ownership of Management and Principal Holders

The following table shows the number and percentage of outstanding shares of the Company's common stock owned beneficially as of March 15, 2000 by:

      *   each incumbent director and nominee for director of the Company;
      * each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement;
      *   all of the Company's directors and executive officers as a group;
          and
      * each person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the management of the Company to own beneficially more than 5% of the Company's outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.

                                                            Shares
                                                         Beneficially      Percent
Shareholder or Group                                        Owned          of Class
-----------------------------------------------------------------------------------

Directors and Certain Officers:
Cynthia D. Borck                                            2,220(1)          .073%
Oscar E. Churchill                                         24,000             .792
William T. Costa, Jr.                                      17,196(2)          .568
Kenneth D. Gibbons                                         31,730(3)         1.047
Peter M. Haslam                                            55,339(2)         1.827
Franklin G. Hovey, II                                       4,930(4)          .163
William F. Kinney                                          31,272(2)         1.032
Richard C. Marron                                           1,010(2)          .033
Robert P. Rollins                                           1,000             .033
Jerry S. Rowe                                               1,793(2)          .059
Richard C. Sargent                                        137,884(5)         4.551
Walter M. Sargent                                         299,820(6)         9.900
W. Arlen Smith                                            138,332(7)         4.566

All Directors and Executive Officers as a Group (14)      746,526           24.464

Other 5% or more Shareholders:
Genevieve L. Hovey                                        513,439(8)        16.948

--------------------

<F1>  Ms. Borck has shared voting and investment power over 710 of the shares listed. Includes 1,400 shares Ms. Borck has the right to acquire under presently exercisable incentive stock options.
<F2>  The named individual has shared voting and investment power over all but 10 of the shares listed.
<F3>  Mr. Gibbons has shared voting and investment power over 16,850 of the shares listed. Includes 8,000 shares Mr. Gibbons has the right to acquire upon exercise of incentive stock options.
<F4>  Does not include any of the shares disclosed elsewhere in this table as beneficially owned by Mr. Hovey's mother, Genevieve L. Hovey. Mr. Hovey does not possess voting or investment control over such shares and therefore disclaims beneficial ownership of all such shares.
<F5>  Mr. Richard Sargent has shared voting power over 137,874 of the shares listed. The total includes 108,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the trust and disclaims beneficial ownership of all 108,000 shares held by the trust.
<F6>  Includes 293,510 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent is the settlor and trustee, and 6,300 shares held by the Stella B. Sargent Revocable Trust.
<F7>  Mr. Smith has shared voting and investment power over 23,030 of the shares listed.
<F8>  Includes 231,500 shares held by the Franklin D. Hovey Trust, of which
      Mrs. Hovey is the trustee and beneficiary, and 281,929 shares held by the Genevieve L. Hovey Trust, of which Mrs. Hovey is the settlor and trustee.

                             --------------------
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file with the Securities and Exchange Commission reports of their ownership and changes in ownership of the Company's equity securities and to furnish the Company with copies of all such reports. Except as noted in the following sentence, and based solely on its review of copies of Section 16 reports received by it, or on written representations from certain reporting persons that no filings were required for those persons. The Company believes that during 1999 all Section 16(a) filing requirements applicable to its officers and directors were complied with. The filing of a report on Form 4 was inadvertently omitted relating to Ms. Borck's exercise of an incentive stock option in December. The option exercise was reported on Ms. Borck's annual report on Form 5 for 1999.

                       PROPOSAL 1: TO ELECT DIRECTORS

The Company's By-laws provide that the shareholders shall fix the number of directors at each annual meeting. The Board of Directors presently consists of thirteen individuals. Director Oscar E. Churchill has indicated that he does not wish to stand for re-election to the Board. Each of the other directors will stand for re-election to a one-year term. Accordingly, this year the Board has recommended that the shareholders fix the number of directors for the ensuing year at twelve. That recommendation is subject to modification in the Board's discretion to a number fewer than twelve should any of the nominees named below be unable to serve for any reason.

Set forth below are each incumbent director-nominee's name, age, principal occupation (for the last five years), the year each incumbent was first elected to the Company's Board or (if earlier) that of its subsidiaries, and all positions and offices presently held with the Company. None of the nominees or current directors is related by blood, marriage or adoption (not more remote than first cousin) to any other nominee, director or executive officer of the Company, except as follows. Director Walter M. Sargent is the father of Director Richard C. Sargent. Director Franklin G. Hovey, II is the son of Mrs. Genevieve L. Hovey, a 5% or more shareholder of the Company and past Chairman of the Board of Citizens Savings Bank and Trust Company.

                                           Served as
                                           Director
Name and Age                               Since (1)    Principal Occupation
----------------------------------------------------------------------------

Cynthia D. Borck, 49 (2)(3)                  1994       Vice President-Union Bankshares, Inc. and
                                                        Senior Vice President -Union Bank
                                                        Morrisville, VT
William T. Costa, Jr., 67 (3)                1972       President, Costa Realty, Inc.
                                                        St. Johnsbury, VT
                                                        (commercial properties)
Kenneth D. Gibbons, 53 (2)(3)                1989       President, Chief Executive Officer and Director-
                                                        Union Bankshares, Inc. and Union Bank
                                                        Morrisville, VT
Peter M. Haslam, 71 (2)(4)                   1975       Consultant
                                                        Stowe, VT
Franklin G. Hovey, II, 50 (3)                1981       President, Hovey Enterprises, Inc.
                                                        St. Johnsbury, VT
                                                        (real estate)
William F. Kinney, 71 (2)                    1967       Retired-Personal Investments
                                                        Jeffersonville, VT
Richard C. Marron, 62 (2)                    1997       Owner, Town and Country Motor Lodge
                                                        Stowe, VT
Robert P. Rollins, 61 (2)                    1983       Insurance Agent
                                                        Morrisville, VT
Jerry S. Rowe, 49 (3)                        1993       President, Chief Executive Officer and Director,
                                                        Citizens Savings Bank & Trust Company
                                                        St. Johnsbury, VT
                                                        Vice President, Union Bankshares, Inc.
                                                        Morrisville, VT
Richard C. Sargent, 61 (2)                   1977       Attorney at Law-Sargent Law Office
                                                        Morrisville, VT
Walter M. Sargent, 90 (2)                    1950       Retired-President of Union Bank
                                                        Morrisville, VT
W. Arlen Smith, 68 (2)                       1969       Chairman of the Board-Union Bankshares, Inc.
                                                        and Union Bank
                                                        Morrisville, VT

--------------------

<F1>  Includes service on the Board of Directors of the Company's wholly-
      owned subsidiaries, Union Bank and Citizens Savings Bank and Trust
      Company.
<F2>  Also a director of Union Bank.
<F3>  Also a director of Citizens.
<F4>  Also Secretary of Union Bankshares, Inc. and Union Bank.

Directors' Compensation

Directors of the Company (including directors who are employees of Union Bank or Citizens) receive an annual retainer of $5,746 for service on the Company's Board of Directors, but do not receive any per meeting or committee meeting fees. Each non-employee Director of the Company also receive fees for their services as directors of Union Bank or Citizens. Non-employee directors of Union Bank receive an annual retainer of $4,433 and a per meeting fee of $438, but do not receive any additional fees for attendance at committee meetings. Mr. Gibbons and Ms. Borck are not separately compensated for their service as directors of Union Bank, but beginning in 2000, each receives a payment of $7,500 per year from the Company for service on the Board of Citizens.

Certain Directors of the Company participate in the Union Bankshares, Inc. Deferred Compensation Plan, described below under the caption "EXECUTIVE COMPENSATION-Union Bankshares, Inc. Deferred Compensation Plan."

Meeting Attendance

The Company's Board of Directors held 21 regular meetings and one special meeting in 1999. Each incumbent director attended at least 75% of the aggregate of all such meetings except Peter Haslam and Robert Rollins. In addition, all of the Company's Directors serve on the Board of Directors of one or both of the Company's subsidiary banks (which meet at least twice monthly) and on various committees of such Boards.

The Company's Board of Directors is in the process of re-evaluating the committee structure for the overall organization. In the past, Board committees have not been named at the holding company level. Rather, committee functions have been performed by the Board of Directors of Union Bank, or its committees. The Company's Board of Directors recently adopted an audit committee charter which states that the purpose of the committee will be to review the findings and recommendations of the Company's independent public accountants, as well as the Company's internal audit procedures, the results of examinations by regulatory authorities and matters having a material effect on the Company's financial position. The Company's Board appointed directors Robert Rollins (Chair), Franklin Hovey and Richard Marron to serve on the audit committee during 2000. It is expected that additional committees of the Company's Board may be appointed later this year.

During 1999, the functions of the Company's audit committee were performed by the Board of Directors of Union Bank, which met 24 times to consider audit-related matters.

Also during 1999, compensation committee functions were performed by the Board of Directors of Union Bank. As noted below under the caption "COMPENSATION COMMITTEE REPORT," all Directors of Union Bank participated in such decisions, except that Directors Gibbons and Borck, who are executive officers of the Company, did not participate in decisions relating to their own or each other's compensation. During 1999, the Board of Union Bank met 5 times to consider compensation-related matters.

Transactions with Management

Some of the incumbent directors, nominees and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Union Bank and/or Citizens in the ordinary course of business, or have loans outstanding from such banks, and it is anticipated that they will continue to do business with such banks in the future. All loans to such persons or entities were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions by such banks with unaffiliated persons, although directors were generally allowed the lowest interest rate given to others on comparable loans.

Citizens leases its Green Mountain Mall branch facility from a real estate corporation of which Director William T. Costa, Jr. is a principal. The lease provides for minimum annual rentals of $24,412 expiring on June 30, 2000. Citizens has the option to renew the lease for five years.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Vote Required

Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at twelve and in favor of each of the twelve nominees listed above to serve a one-year term expiring at the 2001 annual meeting of shareholders, or until their successors shall be elected and shall qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or voted to fix the number of directors at fewer than twelve and for fewer than twelve nominees, as the Board may deem it advisable in its discretion.

Election of directors is by a plurality of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                    REPORT OF THE COMPENSATION COMMITTEE

During 1999, Union Bankshares, Inc. (the "Company") did not have any salaried employees and did not maintain a Compensation Committee of its Board of Directors. Officers of the Company did, however, receive compensation in their capacity as officers of the Company's wholly-owned subsidiary, Union Bank (the "Bank"). Compensation decisions for Union Bank were made by the Bank's Board of Directors, rather than by a separate Board committee. Directors of the Company and the Bank who are also executive officers of the Company and the Bank (President and CEO Kenneth D. Gibbons and Vice-President Cynthia D. Borck) did not participate in the Board's decisions regarding their own or each other's compensation. References in this Report to the Board of Directors are to the Bank's Board.

Salary and performance reviews for the Bank's executive officers are normally done on an annual basis in January of each year. The Board generally attempts to structure compensation packages for the executive officers that will assist in attracting and retaining competent senior management and will provide appropriate rewards for both personal and bank performance. Short-term incentive programs and, at certain levels, stock-based, long term compensation, are also utilized as a means to increase senior management's focus on future growth in corporate earnings and shareholder value.

In determining appropriate executive salary and benefit compensation levels, the Board reviews and compares the performance level of the Bank to its peer group utilizing data available from the FDIC, Alex Sheshunoff and Company, Bank Analysis Center, and other vendors. The Board also considers salary surveys prepared by various companies which specialize in compiling compensation and benefit packages for banks. In particular, the Board reviewed salary surveys covering Northern New England and New England and consulted with Thomas Warren and Associates, an independent compensation specialist.

In January, 1999, President and CEO, Kenneth D. Gibbons, met with the Board for his annual performance review. At that time Mr. Gibbons' salary was increased from $130,500 to $137,500 per year. In addition, in July Mr. Gibbons was awarded a discretionary cash bonus of 1% of the net income earned by the Bank in the first six months of 1999. Consistent with the Board's practice in prior years, this discretionary 1% bonus was paid only to Mr. Gibbons in light of his unique role as President and CEO of the Company. Mr. Gibbons also participates in the Bank-wide discretionary cash bonus program in which all employees receive a percentage of their base salary as determined by the Board. For 1999 this amounted to a 9.5% cash bonus paid in November to each employee of the Bank, including Mr. Gibbons and the other senior executives.

In determining Mr. Gibbons' 1999 salary level, the Board also considered the Bank's financial performance for 1998. Return on average equity of 17.5%, return on average assets of 1.91% (highest in Vermont and 93rd percentile in national peer group), and an efficiency ratio of 54.1% (best in Vermont) were attained. These ratios were considered favorable levels and consistent with prior years.

During 1999, the Board granted an aggregate of 2,500 incentive stock options under the 1998 Incentive Stock Option Plan. Of that total, Mr. Gibbons received 2,000 stock options, or 80%. The Board considers stock options to be an appropriate part of the performance-driven compensation for the Bank's most senior officers and determines its awards annually based upon corporate and individual performance.

                     Union Bank Compensation Committee*
                     ----------------------------------

                   W. Arlen Smith        Oscar E. Churchill
                   Peter M. Haslam       William F. Kinney
                   Richard C. Marron     Robert P. Rollins
                   Richard C. Sargent    Walter M. Sargent

--------------------

<F*>  All members of the Board of Directors, other than Mr. Gibbons and Ms.
      Borck.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the foregoing Report shall not be deemed to be filed with the Commission for purposes of the Securities Exchange Act of 1934, nor shall such Report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended.

                             EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company.

                                       Position(s) with the Company and Subsidiaries
Name and Age                           and Occupation for the Past Five Years
------------------------------------------------------------------------------------

Kenneth D. Gibbons, 53                 President, Chief Executive Officer and Director,
                                       Union Bankshares, Inc. and Union Bank
                                       Morrisville, VT
                                       Director, Citizens Savings Bank and Trust Company
                                       St. Johnsbury, VT
Jerry S. Rowe, 49                      President, Chief Executive Officer and Director,
                                       Citizens Savings Bank & Trust Company
                                       St. Johnsbury, VT
                                       Vice President and Director, Union Bankshares, Inc.
                                       Morrisville, VT
Cynthia D. Borck, 49                   Vice President, Union Bankshares, Inc. and
                                       Senior Vice President, Union Bank
                                       Morrisville, VT
                                       Director, Citizens Savings Bank and Trust Company
                                       St. Johnsbury, VT
Marsha A. Mongeon, 44                  Treasurer and (since December, 1999) Chief Financial
                                       Officer, Union Bankshares, Inc.; Senior Vice
                                       President and Treasurer, Union Bank

Executive Compensation and Benefit Plans

The following table shows annual compensation for services rendered in all capacities to the Company and its subsidiaries during each of the preceding three years, by each executive officer of the Company whose total salary and bonus in 1999 exceeded $100,000:

                         Summary Compensation Table

                                                                     Long Term
                                                                    Compensation
                                                               ---------------------
Name and                             Annual Compensation       Securities Underlying   All Other
                                 ----------------------------
Principal Position               Year    Salary        Bonus      Options/SARs (1)   Compensation (2)(3)
-------------------------------------------------------------------------------------------------------

Kenneth D. Gibbons,              1999   $137,500      $29,665        2,000 shs.           $11,473
President, Chief Executive       1998    130,500       28,475        2,000 shs.            10,021
Officer and Director             1997    123,500       26,938        2,000 shs.             9,495
Jerry S. Rowe                    1999   $129,037(4)   $ 6,250                -            $ 7,858
President, Chief Executive       1998    115,000        5,750                -             10,867
Officer and Director,            1997     99,631            -                               9,123
Citizens Savings Bank
and Trust Company

<F1>  The numbers shown in the table represent the shares underlying incentive stock options granted to Mr. Gibbons under the Company's 1998 Incentive Stock Option Plan (or a predecessor plan) during each of the years shown. All options shown in the table (i) are subject to a one-year holding period from the date of grant before they become exercisable; (ii) expire five years from the date of grant; and (iii) were issued at an exercise price equal to the fair market value of the Company's stock on the date of grant ($20.25 per share for options granted in 1999), as determined by the Board of Directors. There is no active public trading market in the Company's common stock.
<F2>  The total for Mr. Gibbons includes director fees (1999-$5,472; 1998-
      $5,262; and 1997-$5,012); and matching employer contributions under the Company's 401(k) plan (1999-$4,866; 1998-$4,759; and 1997-$4,483).
      Mr. Gibbons also has the use of a bank-owned automobile, which is not reflected in the table.
<F3>  The total for Mr. Rowe includes matching employer contributions under
      Citizens' 401(k) plan (1999- $4,046; 1998-$3,622; and 1997-$3,010);
      and discretionary profit sharing plan contributions (1999- $3,812; 1998-$7245; and 1997-$1,837). Mr. Rowe also has the use of a bank-owned automobile, which is not reflected in the table.
<F4>  Mr. Rowe's annual salary for 1999 includes a one-time payment adjustment in connection with the timing of contributions under the Citizens' 401(k) plan.

                             -------------------

Neither the Company nor its subsidiaries has any employment or change in control agreement with Mr. Gibbons or any other senior executive or employee other than Mr. Rowe. Citizens and Mr. Rowe are parties to a three year renewable employment agreement, which provides for a minimum annual salary of $125,000, and annual salary reviews and increases at the discretion of the Citizens Board. The agreement also provides certain ancillary benefits, including participation in Citizens' benefit plans and programs and discretionary annual bonus payments. The agreement does not provide for any special benefits or payments as a result of a change in control of Citizens.

Union Bankshares, Inc. Deferred Compensation Plan. The Company has in effect a nonqualified deferred compensation plan for directors and executive officers under which participants are able to defer receipt of directors fees, salary or bonus. Participation in the Plan is limited to current participants, which include four of the Company's directors and three of its executive officers, including Mr. Gibbons. Deferred compensation benefits are calculated based on the amount deferred, earnings on deferrals and the length of the deferral period. Payments are generally made in 15 annual installments beginning after age 55, on a date specified by the participant. Payment in a lump sum is possible in some circumstances. The Company has purchased insurance to fund a portion of the benefit payments under the plan. Amounts deferred and benefit accruals under the plan represent a general unsecured obligation of the Company, and no assets of the Company have been segregated to meet its obligations under the plan.

The Board of Directors is currently reviewing the design, benefit structure and funding mechanism for this Plan, and may modify the terms of the Plan as a result of such review.

Union Bank Discretionary Bonus Payments. Union Bank's Board of Directors has ordinarily paid to Mr. Gibbons each year, after the first two quarters of operations, a discretionary cash bonus of approximately 1% of Union Bank's net income for such period. In addition, Union Bank's Board has ordinarily paid a discretionary annual cash bonus to all employees each year (including Mr. Gibbons) equal to a percentage of base compensation. The applicable percentage for 1999 staff bonuses was 9.5%. These discretionary payments have been a matter of practice and are not embodied in any formal written plan. The Union Bank Board may, in its discretion and at any time, discontinue either or both of these bonus payment practices or modify them in any way, including changing the manner in which the bonus is calculated or time or manner of payment, and changing the persons or categories of persons to whom the bonuses are paid.

Union Bankshares, Inc. Incentive Stock Option Plan. The Company's 1998 Incentive Stock Option Plan, adopted by the Board and approved by the shareholders, is designed to link senior management compensation more closely to corporate performance and to increases in shareholder value, and to assist the Company in attracting, retaining and motivating executive management. The plan is administered by the Company's non-employee Directors. Eligibility for awards is limited to those senior officers and other key employees who are in a position to contribute significantly to the Company's profitability and who are designated by the committee. During 1999, the committee designated two executive officers to receive awards, Mr. Gibbons and Ms. Borck.

Awards under the plan consist of options to purchase shares of the Company's common stock at a fixed price, at least equal to 100% of the fair market value of the shares on the day the option is granted, and for a fixed period of time established by the Board at the time of the grant, but no longer than ten years from the date of option grant. The optionholder may pay for the option shares with either cash or other shares of the Company's common stock (valued at their fair market value, as determined by the committee), including shares withheld upon exercise of the option.

The options contain various provisions and limitations intended to qualify them as incentive stock options under federal income tax laws. Generally, the optionholder will not recognize gain at the time the option is exercised, but only upon later sale of the shares. The total number of shares of the Company's common stock that may be awarded under the plan is 50,000, subject to standard adjustments in the case of stock dividends, stock splits, recapitalization and similar changes in the Company's capitalization.

The following table shows information about incentive stock options granted under the plan during 1999 to Mr. Gibbons, the only executive officer named in the summary compensation table to receive a stock option award.

                    Option/SAR Grants in Last Fiscal Year

                                                                                  Potential Realizable
                                                                                    Value at Assumed
                       Number of      % of Total                                    Annual Rates of
                       Securities    Options/SARs                                     Stock Price
                       Underlying     Granted to      Per Share                       Appreciation for
                      Options/SARs   Employees in    Exercise or      Expiration     Option Term (3)
       Name            Granted (#)   Fiscal Year    Base Price (1)     Date (2)        5%       10%
------------------------------------------------------------------------------------------------------

Kenneth D. Gibbons        2,000          80%            $20.25         11/03/04     $11,180   $24,720

--------------------

<F1>  Represents the fair market value of the Company's common stock on the date of grant (November 3, 1999), as determined by the Board committee that administers the Plan.
<F2>  All options listed in the table (i) were granted on November 3, 1999;
      (ii) are subject to a one year vesting period before they become exercisable; and (iii) are subject to early termination following the optionholder's termination of employment during the option period.
<F3>  Represents the hypothetical value that may be realized by the optionholder (hypothetical market price less the exercise price) assuming (a) a beginning per share market value of $20.25 for the Company's common stock, (b) the market price increases annually at the stated rates and (c) the option is held to its full term (5 years) before exercise.

In assessing the grant date values in the above table, readers should keep in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of Union's stock at a future date and that value will in large part depend, in turn, on the efforts of Union's management team.

The following table shows certain information about the 1999 year-end values of outstanding incentive stock options held by Mr. Gibbons, as well as information on his exercise of options during 1999:

            Aggregated Option/SAR Exercises in Last Fiscal Year,
                        and FY-End Option/SAR Values

                                                                   Number of      Value of Unexercised
                           Number of                              Unexercised         In-the-Money
                            Shares                              Options/SARs at       Options/SARs
                          Underlying                              FY-End (2)          at FY-End(2)
                         Options/SARs                             Exercisable/        Exercisable/
       Name               Exercised       Value Realized (1)     Unexercisable        Unexercisable
------------------------------------------------------------------------------------------------------

Kenneth D. Gibbons          4,000              $47,000           8,000 / 2,000      $57,000 / $3,500

--------------------

<F1>  Represents the difference between the aggregate option exercise price
      (at $9.25 per share) and the market value of the stock on the date of exercise (at $21.00 per share), as determined by the Board committee which administers the Plan.
<F2>  Year-end values are based on the assumed market value of the Company's common stock on December 31, 1999 ($22.00 per share), less the applicable option exercise prices. There is no active public trading market in the Company's common stock.

Other Employee Benefit Plans of Union Bankshares, Inc. and Union Bank. Except as described above, the Company and Union Bank do not maintain any special employee benefit plans or arrangements for their senior management; however they do participate in the Company's medical, life, accidental death, disability, and salary continuation insurance plans, and in the Company's 401(k) and pension plans, all of which are available to Union Bank's other officers and employees generally.

The Company's pension plan is a non-contributory defined benefit plan administered by the Board's Retirement Committee which in 1999 consisted of Messrs. Churchill, Haslam and Kinney, who are also designated as plan trustees. The Company's independent actuary consults with the Retirement Committee members on matters of plan administration and funding. All employees of Union Bank join the plan upon reaching age twenty-one and completing at least 1,000 hours of service in a consecutive twelve-month period. An employee generally becomes 100% vested in the pension plan after 7 years. Benefits begin on retirement after age 65, although early retirement may be taken after age 55, with an actuarially reduced benefit.

The following table shows estimated annual pension benefits payable to a Union Bank employee under the pension plan upon retirement at age 65 in 2000 under the most advantageous plan provisions available for various levels of compensation and years of service. Benefit calculations are subject to the limitations under the Internal Revenue Code on the amount of the compensation that may be considered in such calculations ($160,000 for 2000) and on the amount of the annual benefit payable under the plan ($130,000 for 2000). The amounts shown in this table are calculated on the basis of a straight-life annuity and upon certain other assumptions regarding social security benefits and compensation trends. Amounts shown would be subject to offset by the primary amount of Social Security benefits received by the participant.

Assumed Average
 3-year Annual
 Compensation                        Years of Service
---------------------------------------------------------------
                    5           10           15           20
                 ----------------------------------------------
   $ 15,000      $ 1,500      $ 3,000      $ 4,500      $ 6,000
   $ 25,000      $ 2,500      $ 5,000      $ 7,500      $10,000
   $ 35,000      $ 3,500      $ 7,000      $10,500      $14,001
   $ 45,000      $ 4,825      $ 9,650      $14,475      $19,301
   $ 55,000      $ 6,150      $12,300      $18,450      $24,601
   $ 65,000      $ 7,475      $14,950      $22,425      $29,901
   $ 75,000      $ 8,800      $17,600      $26,400      $35,201
   $ 85,000      $10,125      $20,250      $30,375      $40,501
   $ 95,000      $11,450      $22,900      $34,350      $45,801
   $105,000      $12,775      $25,550      $38,325      $51,101
   $125,000      $15,425      $30,850      $46,275      $61,701
   $150,000      $18,737      $37,475      $56,213      $75,951
   $160,000      $20,062      $40,125      $60,188      $80,251

As of December 31, 1999, Mr. Gibbons had 16 years of credited service under the Company's Retirement Plan. Mr. Rowe does not participate in this plan.

Citizens Discretionary Bonus Payments. The Citizens Board of Directors has ordinarily paid to Citizens' employees, including Mr. Rowe, a discretionary annual cash bonus based on achievement of certain pre-established financial goals. Mr. Rowe's bonus for 1999 was equal to approximately 5% of his base compensation. These discretionary payments have been a matter of practice and are not embodied in any formal written plan. The Board of Citizens may, in its discretion, and at any time, discontinue its bonus payment practices or modify them in any way, including changing the manner in which the bonus is calculated or the time or manner of payment, or changing the persons or categories of persons to whom the bonuses are paid.

Other Employee Benefit Plans of Citizens. Citizens does not maintain any special employee benefit plans or arrangements for senior management, but executive officers participate in Citizens' medical, life, accidental death, disability, and salary continuation insurance plans, and in Citizens' 401(k) plan, all of which are available to Citizens' other officers and employees generally.

                             -------------------

The Company's Board of Directors is reviewing the overall compensation and benefit structure of the Company and its subsidiaries in connection with the post-merger integration of operations and is evaluating the need and desirability of greater harmonization of compensation and benefit structures throughout the holding company system.

                            SHAREHOLDER PROPOSALS

Under the rules and regulations of the Securities and Exchange Commission, the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal or director nominee even if the proposal or nominee has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal or nominee at the meeting. In order to be considered timely for consideration at the 2001 annual meeting, the shareholder-proponent must have furnished written notice to the Company of the proposal or nominee no later than February 28, 2001.

If a shareholder seeks to have his or her proposal included in the Company's proxy materials for the annual meeting, the notification deadline is earlier than noted in the preceding paragraph. In order to be included in the Company's proxy material for the 2001 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company no later than December 18, 2000, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of the Company, subject to such rules and regulations.

                                OTHER MATTERS

As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.
Morrisville, Vermont



                                    PROXY
                           UNION BANKSHARES, INC.
                       ANNUAL MEETING OF SHAREHOLDERS
                               APRIL 26, 2000

The undersigned hereby appoints Joanne Tallman and Marsha Mongeon, or either of them individually, attorney with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the offices of Union Bank, 20 Main Street, Morrisville, Vermont on Wednesday, April 26, 2000, and at any adjournment thereof.

1. TO FIX THE NUMBER OF DIRECTORS AT TWELVE (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW.

                   [ ]  FOR   [ ]  AGAINST   [ ]  ABSTAIN

      INSTRUCTION: To withhold authority to vote for any individual nominee while voting in favor of the others, strike a line through the nominee's name in the list below:
     Cynthia D. Borck        Franklin G. Hovey, II   Jerry S. Rowe
     William T. Costa, Jr.   William F. Kinney       Richard C. Sargent
     Kenneth D. Gibbons      Richard C. Marron       Walter M. Sargent
     Peter M. Haslam         Robert P. Rollins       W. Arlen Smith

               (All terms expire at the next annual meeting.)

In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD RECOMMENDS A VOTE "FOR" ARTICLE 1. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ARTICLE 1.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

      I/we plan to attend in person.  (Number of persons attending:     )
-----                                                               ----

      I/we do not plan to attend in person.
-----

                                       Dated:                , 2000
                                              ---------------

                                       Please sign exactly as your name(s)
                                       appear(s) on this proxy card. If
                                       shares are held jointly, both holders
                                       sould sign. When signing as attorney,
                                       executor, administrator, trustee,
                                       guardian, please give full title as
                                       such. If a corporation, please sign
                                       in full corporate name by President
                                       or other authorized officer. If a
                                       partnership or entity, please sign in
                                       partnership or entity name by
                                       authorized person.

                                       -----------------------------------
                                       Signature

                                       -----------------------------------
                                       Signature if held jointly